EXHIBIT 99.1

OAK FINANCIAL CORPORATION, PARENT COMPANY OF BYRON BANK, REPORTS 27% INCREASE IN FIRST QUARTER EARNINGS AND NEW MILESTONE FOR TOTAL ASSETS

Highlights Include:

• First Quarter Net Income of $1,567,000, up 27% • 19% Annualized Asset Growth in the First Quarter, • Total Assets Exceed $600 million

Byron Center, MI, April 20, 2006 -- OAK Financial Corporation (OKFC), a West Michigan based bank holding company, reported first quarter net income of $1,567,000, an increase of 27 percent from the $1,238,000 reported in the first quarter of 2005. Basic and diluted earnings per share in the first quarter of 2006 were $0.70, an increase of 27 percent over the $0.55 reported for the first quarter of 2005. The strong earnings improvement in the first quarter is a result of an increase in net interest income as a result of growth in earning assets and improvement in the bank’s net interest margin over the first quarter of 2005.

“We are strategically positioning ourselves as a full-service financial services provider specializing in commercial banking,” said Patrick K. Gill, president and CEO. “In executing that plan, we have, since 2002, built one of the finest commercial banking teams in West Michigan,” Gill continued.

“We have a strong company, an outstanding team, a vibrant market, a solid plan and an unrelenting passion for success”, Gill stated. “We’re optimistic about our long-term ability to serve our customers, support our communities and delight our shareholders.”

Net interest income increased 17 percent, or $814,000, in the first quarter of 2006 compared to the first quarter of 2005. The improvement in the bank’s net interest income is the result of an improved net interest margin, as short-term interest rates have increased, and growth in earning assets. In the first quarter of 2006, the net interest margin was 4.09% compared to 3.83% in the first quarter of 2005, up 26 basis points.

Total non-interest income increased 3 percent, from $1,300,000 in the first quarter of 2005 to $1,341,000 in the first quarter of 2006. The increase is a result of an 18 percent increase in deposit service charges, which was partially off-set by continued softness in the mortgage and insurance business. The increase in service charge income is a result of growth in deposit accounts and decline in waived fees.

Total operating expenses in the first quarter of 2006 increased nine percent compared to the first quarter of 2005. Salary and benefit expense increased by 16 percent in the first quarter of 2006 compared to the first quarter of 2005. Total expenses, excluding salary and benefits expense, increased $13,000, or less than one percent from the first quarter of 2005 to the first quarter of 2006. The increase in salary expense includes the opening of our Wayland Office, the addition of several loan officers and the expansion of our Mobil Banking service. In less than five months, total deposits in the Wayland Office have surpassed $13 million, exceeding our expectations.

Total assets increased at an annualized rate of 19 percent, adding $28 million in total assets. This is the first time in the bank’s 85-year history that total assets have surpassed $600 million, ending the quarter at a record $619 million. For the quarter, total loans increased by $15 million and total deposits increased an impressive $36 million. The company continues to be well capitalized, with an equity-to-asset ratio of 9.9 percent at March 31, 2006, compared to 10.3 percent at December 31, 2005.

OAK Financial Corporation is a single bank holding company, which provides traditional banking services and products through thirteen banking offices serving thirteen communities in Kent, Ottawa and Allegan counties in western Michigan. The Bank owns a subsidiary, Byron Investment Services, which offers mutual fund products, securities brokerage services, retirement planning services, investment management and advisory services. Insurance products, such as property and casualty, life, disability and long-term care insurance, are provided through the Byron Insurance Agency subsidiary. For information regarding stock transactions, please contact Kent King Securities at 1-888-804-8891, Howe Barnes at 1-800-800-4693, Royal Securities at 616-538-2550 or Stifel, Nicolaus & Co., Inc. at 616-942-1717.

CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning future growth in earning assets and net income, the sustainability of past results, and other expectations and/or goals. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.

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For more information, please contact:
          Patrick K. Gill, President & CEO at (616) 662-3113, or
          James A. Luyk, Executive Vice President COO & CFO at (616) 662-3124
          OAK Financial Corporation, Byron Center, Mich.

OAK FINANCIAL CORPORATION AND SUBSIDIARY	CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data) ASSETS	March 31, 2006 (Unaudited)	December 31, 2005

Cash and due from banks	$11,484	$12,943
Federal funds sold	8,450	-

Cash and cash equivalents	19,934	12,943

Available-for-sale securities	105,602	102,563

Loans held for sale	1,753	598

Total loans	469,349	453,879
Allowance for loan losses	(7,231)	(7,160)

Net Loans	462,118	446,719

Accrued interest receivable	3,241	3,153
Premises and equipment, net	15,021	14,717
Restricted investments	3,419	3,119
Other assets	7,642	7,273

Total assets	$618,730	$591,085

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Non-interest bearing	$67,803	$68,445
Interest bearing	456,029	419,452

Total deposits	523,832	487,897

Securities sold under agreements to repurchase	474	796
Federal funds purchased	-	6,050
FHLB Advances	27,800	27,800
Other borrowed funds	656	3,569
Other liabilities	4,498	4,378

Total liabilities	557,260	530,490

Stockholders' equity
Common stock, $1 par value; 4,000,000 shares authorized;
2,234,536 shares issued and outstanding	2,235	2,235
Additional paid-in capital	14,957	14,957
Retained earnings	45,047	43,926
Accumulated other comprehensive income	(769)	(523)

Total stockholders' equity	61,470	60,595

Total liabilities and stockholders' equity	$618,730	$591,085

OAK FINANCIAL CORPORATION AND SUBSIDIARY	CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands except per share data)	Three Months ended March 31, 2006 and 2005 (Unaudited)
	2006	2005

Interest Income
Interest and fees on loans	$8,148	$6,130
Available-for-sale securities	1,068	906
Restricted investments	44	37
Federal funds sold	50	2

Total interest income	9,310	7,075

Interest expense
Deposits	3,290	1,866
Borrowed funds	419	386
Securities sold under agreements to repurchase	1	37

Total interest expense	3,710	2,289

Net interest income	5,600	4,786

Provision for loan losses	120	120

Net interest income after provision for loan losses	5,480	4,666

Non-interest income
Service charges on deposit accounts	668	568
Mortgage banking	184	203
Net gain on sales of available for sale securities	14	-
Insurance premiums and brokerage fees	344	393
Other	131	136

Total non-interest income	1,341	1,300

Non-interest expenses
Salaries	2,271	1,886
Employee benefits	463	481
Occupancy (net)	386	355
Furniture and fixtures	225	266
Other	1,274	1,251

Total non-interest expenses	4,619	4,239

Income before federal income taxes	2,202	1,727

Federal income taxes	635	489

Net income	$1,567	$1,238

Income per common share: *
Basic	$0.70	$0.55
Diluted	$0.70	$0.55

* Per share data has been adjusted to reflect a 10% stock dividend on May 31, 2005.

OAK FINANCIAL CORPORATION AND SUBSIDIARY	CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited) (Dollars in thousands except per share data)	1st Qtr 2006	4th Qtr 2005	3rd Qtr 2005	2nd Qtr 2005	1st Qtr 2005

Earnings
Net interest income	$5,600	$5,821	$5,482	$5,079	$4,786
Provision for loan losses	$120	$120	$120	$120	$120
Non-interest income	$1,341	$1,385	$1,444	$1,350	$1,300
Non-interest expense	$4,619	$4,619	$4,429	$4,344	$4,239
Net income	$1,567	$1,735	$1,675	$1,410	$1,238
Basic earnings per share*	$0.70	$0.78	$0.75	$0.63	$0.55
Diluted earnings per share*	$0.70	$0.78	$0.75	$0.63	$0.55
Average shares outstanding*	2,235	2,235	2,237	2,238	2,238

Performance Ratios
Return on average assets	1.06%	1.18%	1.17%	1.01%	0.91%
Return on average equity	10.37%	11.44%	11.18%	9.68%	8.70%
Net interest margin (tax-equivalent)	4.09%	4.26%	4.12%	3.95%	3.83%
Efficiency ratio	65.3%	62.9%	62.6%	66.1%	68.0%
Full-time equivalent employees	198	192	187	182	184
Ending equity to ending assets	9.93%	10.25%	10.10%	10.43%	10.37%
Book value per share*	$27.51	$27.12	$26.76	$26.38	$25.69

Asset Quality
Net loans charged-off	$48	$43	$75	$64	($ 16)
Net charge-offs to total average loans (annualized)	0.04%	0.04%	0.07%	0.06%	(0.02%)
Nonperforming Assets	$1,355	$1,801	$1,474	$1,237	$2,426
Allowance for loan losses to total loans	1.54%	1.58%	1.59%	1.62%	1.64%
Nonperforming Assets to total loans	0.29%	0.40%	0.33%	0.28%	0.57%

(Dollars in thousands except per share data)	YTD 3/31/06	YTD 3/31/05

Earnings
Net interest income	$5,600	$4,786
Provision for loan losses	$120	$120
Non-interest income	$1,341	$1,300
Non-interest expense	$4,619	$4,239
Net income	$1,567	$1,238
Basic earnings per share*	$0.70	$0.55
Diluted earnings per share*	$0.70	$0.55
Average shares outstanding*	2,235	2,238

Performance Ratios
Return on average assets	1.06%	0.91%
Return on average equity	10.37%	8.70%
Net interest margin (tax-equivalent)	4.09%	3.83%
Efficiency ratio	65.3%	68.0%

Asset Quality
Net loans charged-off	$48	($ 16)
Net charge-offs to total average loans (annualized)	0.04%	(0.02%)

* Per share data has been adjusted to reflect the 10% stock dividend on May 31, 2005.